Registration No. 333-

As filed with the Securities and Exchange Commission on October 2, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mid-America Apartment Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	62-1543819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue

Memphis, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

Colonial Properties Trust 2008 Omnibus Incentive Plan

Colonial Properties Trust Third Amended and Restated Share Option and Restricted Share Plan

Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan

(Full Title of the Plan)

Robert J. DelPriore, Esq.

Executive Vice President and General Counsel

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue, Suite 300

Memphis, Tennessee 38138

(Name and Address of Agent for Service of Process)

(901) 682-6600

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark S. Opper, Esq.	Richard F. Mattern, Esq.
Goodwin Procter LLP	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
The New York Times Building	First Tennessee Building
620 Eighth Avenue	165 Madison Avenue, Suite 2000
New York, New York 10018	Memphis, Tennessee 38103
Tel: (212) 813-8800	Tel: (901) 526-2000
Fax: (212) 355-3333	Fax: (901) 577-2303

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	409,762(2)	$48.74(5)	$19,971,799.88(5)	$2,572.37
Common Stock, $0.01 par value	78,500(3)	$93.64(5)	$7,350,740.00(5)	$946.78
Common Stock, $0.01 par value	225,000(4)	$61.60(6)	$13,860,000.00(6)	$1,785.17
Total	713,262		$41,182,539.88	$5,304.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Mid-America Apartment Communities, Inc. (the “Registrant” or “MAA”) that become issuable under the Colonial Properties Trust 2008 Omnibus Incentive Plan, as amended (the “Colonial 2008 Plan”), the Colonial Properties Trust Third Amended and Restated Share Option and Restricted Share Plan, as amended (the “Colonial Third Amended and Restated Plan”, and collectively with the Colonial 2008 Plan, the “Colonial Plans”) and the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (the “MAA 2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Represents 409,762 shares of the Registrant’s Common Stock issuable upon the exercise of stock options outstanding under the Colonial 2008 Plan on October 1, 2013 and assumed by the Registrant pursuant to the terms of the Agreement and Plan of Merger, dated as of June 3, 2013 (the “Merger Agreement”), by and among the Registrant, Mid-America Apartments, L.P., Martha Merger Sub, LP, Colonial Properties Trust (“Colonial”), and Colonial Realty Limited Partnership.
(3)	Represents 78,500 shares of the Registrant’s Common Stock issuable upon the exercise of stock options outstanding under the Colonial Third Amended and Restated Plan on October 1, 2013 and assumed by the Registrant pursuant to the terms of the Merger Agreement.
(4)	Represents additional shares of the Registrant’s Common Stock that may be issued pursuant to the MAA 2013 Plan.
(5)	The registration fee was calculated pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the exercise price of the related options granted under each of the Colonial 2008 Plan and the Colonial Third Amended and Restated Plan, as applicable.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on September 25, 2013.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 with respect to up to 488,262 shares of its Common Stock issuable in connection with the Colonial Plans and with respect to up to 225,000 shares of its Common Stock issuable in connection with the MAA 2013 Plan.

Pursuant to the Merger Agreement, on October 1, 2013, at the effective time of the merger of Colonial with and into the Registrant, the Registrant assumed each outstanding option to purchase Colonial common shares granted under the Colonial Plans. All such Colonial options were converted into options to purchase shares of Common Stock of the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on February 22, 2013;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 3, 2013 and for the quarter ended June 30, 2013, filed with the Commission on August 2, 2013;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 22, 2013, February 25, 2013, March 15, 2013, March 22, 2013, March 22, 2013, May 23, 2013, May 24, 2013, June 3, 2013, June 3, 2013, June 18, 2013, August 2, 2013, August 9, 2013, September 16, 2013, September 27, 2013 and October 2, 2013; and

(d) The section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on September 18, 2013.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Tennessee Business Corporation Act (the “TBCA”), sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers, employees and agents who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA to the same degree of indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

MAA’s charter provides that the MAA directors shall not be liable to MAA or its shareholders for monetary damages for breach of fiduciary duty, except for: (1) any breach of the director’s duty of loyalty; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) unlawful distributions under Tennessee law. MAA’s charter provides further that MAA shall indemnify and advance expenses to a director, officer, employee or agent to the fullest extent permitted under Tennessee law.

The indemnification provisions in the MAA charter and bylaws specifically provide that MAA may purchase and maintain insurance on behalf of any MAA director or officer against any liability asserted against and incurred by him in his capacity as a director, officer, employee or agent whether or not MAA would have had the power to indemnify against such liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to the MAA directors and officers pursuant to the foregoing provisions or otherwise, MAA has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

Exhibit 4.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

Exhibit 4.3	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 20, 2008, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to the Registrant’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).

Exhibit 4.4	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 24, 2012, as filed with the Tennessee Secretary of State on May 25, 2012 (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2012 and incorporated herein by reference).

Exhibit 4.5	Amended and Restated Bylaws of Mid-America Apartment Communities, Inc. (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

Exhibit 4.6	Form of Common Share Certificate of the Combined Corporation (Filed as Exhibit 4.1 to MAA’s Annual Report on Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference).

*Exhibit 5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

*Exhibit 23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*Exhibit 23.2	Consent of Watkins Uiberall, PLLC, independent registered public accounting firm.

*Exhibit 23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*Exhibit 23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*Exhibit 23.5	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 and incorporated herein by reference).

*Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*Exhibit 99.1	Colonial Properties Trust 2008 Omnibus Incentive Plan.

*Exhibit 99.2	Colonial Properties Trust Third Amended and Restated Share Option and Restricted Share Plan.

Exhibit 99.3	Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 27, 2013 and incorporated herein by reference).

*	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, in the State of Tennessee, on this 2nd day of October, 2013.

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ H. Eric Bolton
H. Eric Bolton
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mid-America Apartment Communities, Inc., hereby severally constitute and appoint H. Eric Bolton, Jr. and Albert M. Campbell, III, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Mid-America Apartment Communities, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 2nd day of October, 2013.

Name	Title(s)

/s/ H. Eric Bolton, Jr. H. Eric Bolton, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Albert M. Campbell, III Albert M. Campbell, III	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director

/s/ Ralph Horn Ralph Horn	Director

/s/ Philip W. Norwood Philip W. Norwood	Director

/s/ W. Reid Sanders W. Reid Sanders	Director

/s/ William B. Sansom William B. Sansom	Director

/s/ Gary Shorb Gary Shorb	Director

/s/ Thomas H. Lowder Thomas H. Lowder	Director

/s/ James K. Lowder James K. Lowder	Director

/s/ Claude B. Nielsen Claude B. Nielsen	Director

/s/ Harold W. Ripps Harold W. Ripps	Director

/s/ John W. Spiegel John W. Spiegel	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

Exhibit 4.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

Exhibit 4.3	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 20, 2008, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to the Registrant’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).

Exhibit 4.4	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of May 24, 2012, as filed with the Tennessee Secretary of State on May 25, 2012 (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2012 and incorporated herein by reference).

Exhibit 4.5	Amended and Restated Bylaws of Mid-America Apartment Communities, Inc. (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 2, 2013 and incorporated herein by reference).

Exhibit 4.6	Form of Common Share Certificate of the Combined Corporation (Filed as Exhibit 4.1 to MAA’s Annual Report on Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference).

*Exhibit 5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

*Exhibit 23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*Exhibit 23.2	Consent of Watkins Uiberall, PLLC, independent registered public accounting firm.

*Exhibit 23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*Exhibit 23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*Exhibit 23.5	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 and incorporated herein by reference).

*Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*Exhibit 99.1	Colonial Properties Trust 2008 Omnibus Incentive Plan.

*Exhibit 99.2	Colonial Properties Trust Third Amended and Restated Share Option and Restricted Share Plan.

Exhibit 99.3	Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 27, 2013 and incorporated herein by reference).

*	Filed herewith.